Exhibit 4.2
SECOND SUPPLEMENTAL INDENTURE
This SECOND SUPPLEMENTAL INDENTURE, dated as of November 22, 2010 (the “Second Supplemental Indenture”), is by and among Mobile Mini, Inc., a Delaware corporation (the “Company”), and Mobile Storage Group, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“MSG”, and, together with Company, the “Issuers”), Mobile Mini, LLC (DE), Mobile Mini, LLC (CA), Mobile Mini I, Inc., A Royal Wolf Portable Storage, Inc., Temporary Mobile Storage, Inc., Mobile Mini Dealer, Inc. (formerly known as Delivery Design Systems, Inc.), MSG Investments, Inc., Mobile Storage Group (Texas), LP and A Better Mobile Storage Company (collectively, the “Guarantors”) and Wells Fargo Bank, N.A., as Trustee (the “Trustee”).
RECITALS
WHEREAS, the Issuers, the Trustee and the Guarantors are parties to an Indenture, dated as of August 1, 2006, as amended by a Supplemental Indenture, dated as of June 27, 2008 (the Indenture as so amended, the “Indenture”), providing for the issuance of a series of notes entitled 9 3/4% Senior Notes due 2014 (the “Notes”);
WHEREAS, the Issuers propose to amend the Indenture and the Notes as contemplated by this Second Supplemental Indenture (such amendments, collectively, the “Amendments”);
WHEREAS, pursuant to Section 9.2 of the Indenture, the Issuers and the Trustee may amend or supplement the Indenture and the Notes as contemplated by this Second Supplemental Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes;
WHEREAS, the Issuers have obtained the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, pursuant to the Offer to Purchase and Consent Solicitation Statement, dated November 8, 2010 (as amended, supplemented or otherwise modified from time to time, the “Consent Solicitation Statement”), to the Amendments upon the terms and subject to the conditions set forth therein;
WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the bylaws (or comparable constituent documents) of the parties hereto necessary to make this Second Supplemental Indenture a valid instrument legally binding on each of the parties hereto, in accordance with its terms, have been duly done and performed;
WHEREAS, pursuant to Section 9.6, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to effect the Amendments, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
1.1 Definitions. Except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings assigned to them in the Indenture.
1.2 Effect of Headings. The Article and Section headings in this Second Supplemental Indenture are for convenience only and shall not affect the construction of the Indenture or this Second Supplemental Indenture.
1.3 Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Issuers shall bind its successors and assigns, whether so expressed or not.
1.4 Separability Clause. In case any provision in this Second Supplemental Indenture shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
1.5 Trust Indenture Act Controls. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with another provision of this Second Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended (the “Act”), as in force at the date this Second Supplemental Indenture is executed, the provision required by the Act shall control.
1.6 Benefits of Second Supplemental Indenture. Nothing in this Second Supplemental Indenture, express or implied, shall give to any person, other than the parties to this Second Supplemental Indenture and their successors hereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under this Second Supplemental Indenture.
1.7 Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.
1.8 Reference to and Effect on the Indenture.
(a) On and after the Operative Date (as defined in Section 2.1 below), each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Second Supplemental Indenture, unless the context otherwise requires.
(b) Except as specifically amended by this Second Supplemental Indenture on the Operative Date, the Indenture and the Notes are hereby ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore and hereafter authenticated and delivered under the Indenture shall be bound hereby.
ARTICLE II

AMENDMENTS OF THE INDENTURE AND NOTES
2.1 Amendment to Indenture and Notes. Following the execution and delivery by the parties hereto of this Second Supplemental Indenture, the terms hereof shall become operative on the initial date (the “Operative Date”) of acceptance for purchase by the Company of the Notes validly tendered in the tender offer contemplated by the Consent Solicitation Statement. Effective as of the Operative Date, the Second Supplemental Indenture hereby amends the Indenture and Notes as provided for herein. If the Operative Date does not occur on or prior to the Initial Payment Date (as defined in the Consent Solicitation Statement), then the terms of this Second Supplemental Indenture shall be null and void and the Indenture and Notes shall continue in full force and effect without any modification or amendment hereby.

2.2 Deletion of Certain Provisions.
(a) Amendments.
(i) As of the Operative Date, the following sections of the Indenture are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]”, and any and all references to such sections and any and all obligations thereunder are hereby deleted throughout the Indenture, and such sections and references shall be of no further force or effect.
•	Section 4.2 Maintenance of Office or Agency
•	Section 4.3 Reports
•	Section 4.4 Compliance Certificate
•	Section 4.5 Taxes
•	Section 4.6 Stay, Extension or Usury Laws
•	Section 4.7 Restricted Payments
•	Section 4.8 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
•	Section 4.9 Incurrence of Indebtedness
•	Section 4.10 Asset Sales
•	Section 4.11 Transactions with Affiliates
•	Section 4.12 Liens
•	Section 4.13 Business Activities
•	Section 4.14 Corporate Existence
•	Section 4.15 Offer to Repurchase Upon Change of Control
•	Section 4.16 Future Subsidiary Guarantees
•	Section 4.17 Designation of Restricted and Unrestricted Subsidiaries
•	Section 5.1 Merger, Consolidation, or Sale of Assets
•	Section 5.2 Successor Corporation Substituted
(ii) As of the Operative Date, each of clauses (c), (d), (e), (f) and (i) of Section 6.1 and each of clauses (b), (c), (d), (e), (f), (g) and (h) of Section 8.4 are hereby deleted in their entirety and, in the case of each such section, replaced with the phrase “[Intentionally Omitted]” and the Company shall be released from any and all of its obligations thereunder.
2.3 Other Amendments to the Indenture. All definitions in the Indenture which are used exclusively in the sections and clauses deleted pursuant to Section 2.2 of this Second Supplemental Indenture or whose sole use or uses in the Indenture were eliminated in the revisions set forth in Sections 2.2 of this Second Supplemental Indenture are hereby deleted. All cross-references in the Indenture to sections and clauses deleted by Section 2.2 of this Supplemental Indenture shall also be deleted in their entirety.

ARTICLE III

AMENDMENT TO THE NOTES
The Notes include certain of the foregoing provisions from the Indenture to be deleted or amended pursuant to Sections 2.2 and 2.3 hereof. Upon the Operative Date, such provisions from the Notes shall be deemed deleted or amended as applicable.
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This Second Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the date first written above.

ISSUERS: MOBILE MINI, INC.
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

MOBILE STORAGE GROUP, INC.
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS: A BETTER MOBILE STORAGE COMPANY
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

MOBILE STORAGE GROUP (TEXAS), LP
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

MOBILE MINI, LLC (CA)
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

MOBILE MINI, LLC (DE)
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

MOBILE MINI I, INC.
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

A ROYAL WOLF PORTABLE STORAGE, INC.
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

TEMPORARY MOBILE STORAGE, INC.
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

MOBILE MINI DEALER, INC.
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

MSG INVESTMENTS, INC.
By:	/s/ Mark E. Funk
	Name:	Mark E. Funk
	Title:	Executive Vice President and Chief Financial Officer

TRUSTEE: WELLS FARGO BANK, N.A.
By:	/s/ Lynn M. Steiner
	Name:	Lynn M. Steiner
	Title:	Vice President